Exhibit 99.1
IXIA TO BUY AGILENT TECHNOLOGIES’ N2X DATA NETWORK
TESTING PRODUCT LINE
Acquisition further extends Ixia’s market leadership in global converged IP network testing
CALABASAS, CA, October 21, 2009 — Ixia (Nasdaq: XXIA) announced today that it has signed a definitive agreement with Agilent Technologies, Inc. (NYSE: A) (“Agilent”), under which Ixia will acquire Agilent’s N2X Data Networks Product Line for $44 million in cash. Subject to customary closing conditions, the acquisition is scheduled to close on October 30, 2009 and will include certain assets of the N2X product line, along with its world-class customers, sales and R&D teams.
“This strategic and decisive move accelerates our growth, captures additional market share and positions Ixia to offer even greater value to our global customers and partners,” said Atul Bhatnagar, President and CEO of Ixia. “With our leadership position in high speed Ethernet (10/40/100 Gbps) IP testing, we will leverage the N2X products and customer base to further penetrate markets, particularly in EMEA and Asia.”
In addition to strong broadband and carrier access protocol expertise, the N2X is known in the industry for its intuitive and powerful user interface and excellent quality. Ixia is committed to enhancing, developing and supporting the N2X product line through 2015. To seamlessly support N2X customers, Ixia today also announced its Fusion initiative, which allows N2X owners to take immediate advantage of Ixia’s extreme scalability, higher speed Ethernet support, and layer 4-7 application testing. Details of the Fusion program are available at www.ixiacom.com/Fusion.
“This is an exciting day for Agilent N2X customers, partners and employees across the globe,” said David Churchill, Vice President and General Manager of Agilent’s Network and Digital Solutions Business Unit, Electronic Measurements Group, “N2X customers are accustomed to a strong tradition of easy-to-use test applications with extensive protocol support. Joining forces with Ixia will drive innovation and value across every aspect of the network testing marketplace.”
Ixia also announced today that its net revenues for the third quarter of 2009 will be approximately $46.4 million, compared to earlier guidance of $42 to $47 million. This revenue estimate includes a full quarter of results for Catapult Communications Corporation, which Ixia acquired in June of this year, but does not include any revenues related to its planned acquisition of Agilent’s N2X business.
Moelis & Company is acting as financial advisor and Bryan Cave LLP is acting as legal counsel to Ixia on this transaction.
Conference Call Information
Ixia will host a conference call to discuss this acquisition today, at 5:00 p.m. Eastern Time. Open to the public, a live webcast of the conference call will be accessible from the “Investors” section of the

Company’s Web Site (http://www.ixiacom.com/about_us/investors/index.php). Following the live webcast, an archived version will be available on the Ixia Web Site for 90 days.
About Ixia
Ixia is a leading provider of converged IP performance test systems and service verification platforms for wireless and wired infrastructures and services. Ixia’s test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments and enterprises to validate the performance and reliability of complex networks, devices and applications. Ixia’s multiplay test systems address the growing need to test voice, video and data services and network capability under real-world conditions.
About Agilent Technologies
Agilent Technologies, Inc. (NYSE:A) is the world’s premier measurement company, providing core bio-analytical and electronic measurement solutions to the communications, electronics, life sciences and chemical analysis industries. The company’s 18,000 employees serve customers in more than 110 countries. Agilent had net revenues of $5.8 billion in fiscal 2008. Information about Agilent is available on the Web at www.agilent.com.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding the potential acquisition of Agilent’s N2X Data Networks Product Line, the anticipated benefits of Ixia’s proposed acquisition of Agilent’s N2X Data Networks Product Line, possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include those identified in our Annual Report on Form 10-K for the year ended December 31, 2008, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.
Ixia and the Ixia four-petal logo are registered trademarks or trademarks of Ixia.

Editorial Contact:
Kelly Maloit
Director of Public Relations
Dir: 818-444-2957
kmaloit@ixiacom.com
Investor Contact:
Tom Miller
Chief Financial Officer
Dir: 818-444-2325
tmiller@ixiacom.com